CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Senior Care Industries, Inc.

I hereby consent to use in this Registration Statement on Form SB-2 my report relating to the restated financial statements of Senior Care Industries, Inc. for the year ended December 31, 1999, appearing in the Prospectus which is a part of this Registration Statement and to the reference to us under the heading of "Experts" in such Prospectus.

/S/ John Spurgeon, CPA JD


Pasadena, California
December 22, 2000